UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT                                                                                                           March 27, 2008

(DATE OF EARLIEST EVENT REPORTED)                                                                                                                                March 24, 2008

BOARDWALK PIPELINE PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2800

Houston, Texas 77046

(Address of principal executive office)

(866) 913-2122

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Purchase Agreement

                On March 24, 2008, Boardwalk Pipeline Partners, LP, (the “Partnership”) announced that its wholly owned subsidiary, Texas Gas Transmission, LLC ("Texas Gas"), entered into a purchase agreement (the “Purchase Agreement”) with the initial purchasers named therein with respect to the issue and sale by Texas Gas of $250 million aggregate principal amount of 5.50% senior notes due 2013 (the “Notes”). The Notes have been offered only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S. The Notes have not and will not be registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws. A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Closing of the offering occurred on March 27, 2008. Texas Gas plans to use the proceeds from the offering to finance a portion of its expansion projects.

Indenture

The Notes were issued pursuant to an indenture dated as of March 27, 2008 (the “Indenture”), between Texas Gas and The Bank of New York Trust Company, N.A. as trustee.  A copy of the Indenture is filed herewith as Exhibit 4.1 to this report and is incorporated by reference herein.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above, on March 27, 2008, Texas Gas completed its offering of $250 million in aggregate principal amount of the Notes. The Notes were not, and will not be, registered under the Act as described in Item 1.01 above.

Interest on the Notes will accrue from March 27, 2008. Texas Gas will pay interest on the Notes semi-annually on April 1 and October 1 of each year, beginning on October 1, 2008, until the Notes mature on April 1, 2013. Texas Gas may redeem some or all of the Notes at any time or from time to time pursuant to the terms of the Indenture.

The Indenture contains covenants that will limit the ability of Texas Gas to, among other things, create liens, enter into sale-leaseback transactions, sell assets or merge with other entities. The Indenture does not restrict Texas Gas from incurring additional indebtedness, paying distributions on its equity interests or purchasing or redeeming their equity interests, nor does it require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Indenture does not contain any provisions that would require Texas Gas to repurchase or redeem or otherwise modify the terms of the Notes upon a change in control or other events involving Texas Gas. Events of default under the Indenture includes (i) a default in the payment of principal of the Notes or, following a period of 30 days, of interest, (ii) a breach of Texas Gas’s covenants under the Indenture, (iii) certain events of bankruptcy, insolvency or liquidation involving Texas Gas and (iv) any payment default or acceleration of indebtedness of Texas Gas if the total amount of such indebtedness unpaid or accelerated exceeds $25 million.

The descriptions set forth above in Item 1.01 and this Item 2.03 are qualified in their entirety by the Purchase Agreement, the Indenture (including the forms of Note attached thereto) and related documents, copies of which are filed as exhibits to this report and are incorporated by reference herein.

Item 8.01	Other Events

On March 24, 2008, the Partnership issued a press release announcing that Texas Gas priced a private placement of $250 million aggregate principal amount of 5.50% senior notes due 2013. The press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01           Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description

Exhibit 4.1	Indenture dated March 27, 2008, between Texas Gas Transmission, LLC and the Bank of New York Trust Company, N.A.

Exhibit 10.1
Purchase Agreement dated March 24, 2008 among Credit Suisse Securities (USA) LLC, J.P. Morgan Securities, Inc., and Wachovia Capital Markets, LLC, as the initial purchasers, and Texas Gas Transmission, LLC

Exhibit 99.1	Boardwalk Pipeline Partners, LP News Release, issued March 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP

By:      BOARDWALK GP, LP,
its general partner

By:      BOARDWALK GP, LLC,
its general partner

By:       /s/ Jamie L. Buskill
Jamie L. Buskill
Chief Financial Officer

Dated: March 27, 2008